UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2023

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	98-1531250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4235 Redwood Avenue Marina Del Rey, California		90066
(Address of principal executive offices)		(Zip Code)

(310) 924-6037
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SST	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Common Stock share at an exercise price of $11.50 per share	SST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On March 15, 2023, William P. Foley, II. notified the Board of Directors (the “Board”) of System1, Inc. (the “Company”) of his resignation from the Board, effective as of March 15, 2023. Mr. Foley did not serve on any of the Board’s committees at the time of his resignation. Mr. Foley’s resignation from the Company’s Board did not arise as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On March 21, 2023, following Mr. Foley’s resignation, the remaining members of the Board appointed Richard Massey to replace Mr. Foley as a Class III Director effective immediately, serving in the class of directors whose term expires at the Company’s 2025 annual meeting of stockholders. In connection with Mr. Massey’s appointment to the Board, Mr. Massey has also been appointed to serve on the Audit Committee of the Company’s Board (the “Audit Committee”), replacing Jennifer Prince who is stepping down from her role on the Audit Committee.

Mr. Massey has served as the Chief Executive Officer and as a member of the board of directors of Cannae Holdings, Inc. since November 2019 and June 2018, respectively. Prior to Cannae Holdings, Mr. Massey was the Chairman and principal shareholder of Bear State Financial, Inc., a publicly traded financial institution from 2011 to 2018, a partner at Westrock Capital Partners since January 2009 and was Chief Strategy Officer and General Counsel of Alltel Corporation from January 2006 to January 2009, the fifth-largest wireless carrier in the United States, before it was sold in 2009. Previously, from 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey also serves as a director of the Dun & Bradstreet Corporation, and Alight, Inc., which are portfolio companies of Cannae Holdings. Mr. Massey formerly served as a director of Fidelity National Financial, Inc., Black Knight, Inc., Fidelity National Information Systems, and FGL Holdings. He is also a director of the Oxford American Literary Project and Chairman of the Board of the Arkansas Razorback Foundation. Mr. Massey received a bachelor of arts degree and a juris doctor from the University of Arkansas. The Company believes Mr. Massey is qualified to serve on the Board due to his extensive financial and corporate governance experience.

The Company determined that Mr. Massey qualifies as independent under the general independence standards of the New York Stock Exchange (“NYSE”) and as independent under certain heightened independence standards of the NYSE and the Securities and Exchange Commission applicable to the audit committee. Mr. Massey will be compensated for his services on the Board on the same basis as each of the Company’s other non-employee directors pursuant to the Company’s Non-Employee Director Compensation Program. The Company will enter into an indemnification agreement with Mr. Massey on the same basis as each of the Company’s other directors.

Mr. Massey was nominated for appointment to the Board as one of Cannae Holdings’ two permitted designees to serve on the Company’s Board pursuant to the Shareholders Agreement, dated as of January 27, 2022 (the “Shareholders Agreement”), by and among the (it) Company, (ii) Trasimene Trebia, L.P. and BGPT Trebia LP (the “Trebia Sponsors), (iii) Cannae Holdings, Inc. (“Cannae Holdings” and, together with the Trebia Sponsors, the “Trebia Investors”), (iv) Michael Blend, (v) Chuck Ursini, (vi) Nick Baker and (vii) Just Develop It Ltd. (“JDI” and, together with Messrs. Blend, Ursini and Baker, the “Founder Shareholders”). Prior to his resignation, Mr. Foley served as one of Cannae Holdings’ permitted designees to the Company’s Board under the terms of the Shareholders Agreement. There are no family relationships between Mr. Massey and any director or executive officer of the Company, and Mr. Massey is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System1, Inc.

Date:	March 21, 2023	By:	/s/ Daniel J. Weinrot
		Name:	Daniel J. Weinrot
		Title:	General Counsel & Corporate Secretary

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